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                                                                      EXHIBIT 21



                        Subsidiaries of the Registrant

                                                                                    Name Under
                                                                                 Which Subsidiary
Subsidiary                              Jurisdicition of Incorporation            Does Business
----------                              ------------------------------            -------------
Nova Information Systems, Inc.                     Georgia                 Nova Information Systems, Inc.
Boulder Bankcard Processing, Inc.                  Colorado                Boulder Bankcard Processing, Inc.
Linknet, Inc. (inactive)                           Georgia                 Linknet, Inc.

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